Exhibit 99.1





                              FOR IMMEDIATE RELEASE
                              ---------------------

           ADA-ES REPORTS THIRD QUARTER RESULTS; REVENUES INCREASE 43%


Littleton, CO - November 7, 2006 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the third quarter and nine months ended September 30, 2006. See attached tables.

For the third quarter, total revenues increased 43% to $4.4 million, and sales in the Company's mercury emission control segment grew 68% to $4.1 million as compared to the third quarter of 2005. Gross margin was 29%, versus 40% in the third quarter of last year, in line with the Company's expectation to experience lower margins in its mercury emission control segment. General and administrative expenses increased primarily due to the expensing of previously deferred charges incurred earlier in the year related to the Company's M&A activities that were determined not to have future value ($412,000), the implementation of stock option expensing per SFAS 123R ($95,000), expenses resulting from additional employees (an $80,000 increase), and higher legal and director fees and expenses incurred to maintain compliance (a $50,000 increase). The Company reported a net loss of $128,000 or $0.02 per diluted share compared to net income of $248,000 or $0.05 per diluted share in the same period last year.

For the nine-month period, total revenues rose 47% to $11.4 million, and sales in the Company's mercury emission control segment increased 64% to $9.9 million as compared to the 2005 period. Due to the margins and the expenses outlined above, the Company reported an operating loss of $39,000 compared to operating income of $411,000 in the first nine months of 2005. Net income was $154,000 or $0.03 per diluted share versus $450,000 or $0.09 per diluted share. Net earnings per diluted share were calculated on 16% more shares outstanding due to the successful completion of a 790,000-share private equity placement in October 2005.

Dr. Mike Durham, President of ADA-ES, stated, "Our solid revenue growth for the quarter was driven by the continued strength in our mercury emission control segment. With regard to this segment, over the past three months since reporting our second quarter results, we have been awarded two contracts for mercury systems - one for a new power plant in the Western U.S., and one for an existing plant in the East. The market for mercury control systems continues to pick up momentum. As a result of impending regulations and consent decrees, we are receiving requests for quotations from utilities for multiple control systems. We expect several utilities to award multiple unit contracts in the next few months."

Dr. Durham continued, "We are also encouraged by progress made in our other key growth area, Refined Coal. Yesterday we announced the formation of ADA-NexCoal, LLC, a 50:50 Joint Venture with NexGen to produce this product, which we expect will qualify for the tax credits provided for under Section 45 of the Internal Revenue Code. NexGen has paid ADA-ES $1 million to date, and has the right to maintain a 50% position in the JV by paying ADA-ES an additional $4 million, payable in 8 quarterly payments of $500,000 each, beginning in the 4th quarter of 2007.

"The Act provides for a tax credit with a current value of approximately $5.60 per ton of Refined Coal, which can be earned for a period of ten years ending in or before 2019. The ADA-ES Refined Coal technology builds upon ADA-ES' patented chemical developed for slagging boilers with ADA-ES expertise in sorbent-based mercury control technology. We believe that the technology is applicable to a target market of approximately 60 million tons of Refined Coal per year. We have conducted two successful tests and demonstrated the ability to meet the emission control performance required to qualify for the Section 45 tax credit.

"In addition to our two key growth areas, mercury control and Refined Coal, we continue to pursue other clean energy technologies. We recently announced a project with Hythane Company, a wholly owned subsidiary of Eden Energy Ltd., associated with the development of blended hydrogen-methane fuels known as "Hythane(R)" for motor vehicles. We are also making progress on funding to support the development of technology to capture carbon dioxide from coal-fired power plants, and hope to make an announcement in this regard in the near-term."

Dr. Durham concluded, "We expect to achieve 35% revenue growth for 2006, up from our previous projection of 30% top-line growth. We are extremely optimistic about the Company's long-term prospects, based on our position as a market leader in the emerging mercury control market, where we are now receiving requests from utilities for quotations covering multiple control systems, as well as our progress in refined coal."

Conference Call
Management will conduct a conference call on Tuesday, November 7, 2006 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID #1112491). The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release and the referenced conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, which provide a "safe harbor" for such statements in certain circumstances. These statements include the Company's expectations regarding future revenues or other financial measures, anticipated projects and new contracts, anticipated growth in the market and similar items. Such statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing economic conditions and market demand for ADA-ES' products and services, changes in technology, failure to satisfy performance guarantees, federal funding, laws or regulations, results of demonstrations of the Company's and other licensed technologies, operational difficulties, availability of skilled personnel, and other factors discussed in the Company's filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.                             -or-   Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President        The Equity Group Inc.
Mark H. McKinnies, Senior VP & CFO              www.theequitygroup.com
(303) 734-1727                                  Loren G. Mortman, (212) 836-9604
www.adaes.com                                   LMortman@equityny.com


                                 ADA-ES, Inc. and Subsidiary
                       Condensed Consolidated Statements of Operations
                                         (unaudited)
                 (amounts in thousands, except shares and per share amounts)

                                                  Three Months Ended      Nine Months Ended
                                                     September 30,           September 30,
                                                   2006        2005        2006        2005
                                                 --------    --------    --------    --------
REVENUE:
    Mercury emission control                     $  4,120    $  2,454    $  9,875    $  6,013
    Flue gas conditioning and other                   328         661       1,528       1,748
                                                 --------    --------    --------    --------
         Total net revenues                         4,448       3,115      11,403       7,761

COST OF REVENUES
    Mercury emission control                        2,835       1,546       6,588       3,892
    Flue gas conditioning and other                   323         323       1,003         792
                                                 --------    --------    --------    --------
             Total cost of revenues                 3,158       1,869       7,591       4,684
                                                 --------    --------    --------    --------

GROSS MARGIN                                        1,290       1,246       3,812       3,077

OTHER COSTS AND EXPENSES:
    General and administrative                        974         687       2,736       1,873
    Research and development                          308         224         922         670
    Depreciation and amortization                      71          41         193         123
                                                 --------    --------    --------    --------
         Total other costs and expenses             1,353         952       3,851       2,666

OPERATING INCOME (LOSS)                               (63)        294         (39)        411

OTHER INCOME (EXPENSE):
    Other expense and interest                       (412)         (1)       (412)         (3)
    Interest and other income                         270          71         658         204
                                                 --------    --------    --------    --------
             Total other income                      (142)         70         246         201
                                                 --------    --------    --------    --------

INCOME (LOSS) BEFORE TAX                             (205)        364         207         612

PROVISION FOR TAX BENEFIT (EXPENSE)                    77        (116)        (53)       (162)
                                                 --------    --------    --------    --------
NET INCOME (LOSS)                                    (128)        248         154         450

UNREALIZED GAINS AND (LOSSES) ON CERTAIN
    INVESTMENTS IN DEBT AND EQUITY SECURITIES,
    NET OF TAX                                        101         (35)         87         (26)
                                                 --------    --------    --------    --------
COMPREHENSIVE INCOME (LOSS)                      $    (27)   $    213    $    241    $    424
                                                 ========    ========    ========    ========

NET INCOME (LOSS) PER COMMON SHARE -
BASIC AND DILUTED                                $  (0.02)   $    .05    $    .03    $    .09
                                                 ========    ========    ========    ========


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING          5,627       4,819       5,622       4,822
                                                 ========    ========    ========    ========
WEIGHTED AVERAGE DILUTED COMMON SHARES
OUTSTANDING                                         5,806       4,977       5,795       4,998
                                                 ========    ========    ========    ========


                                     ADA-ES, Inc. and Subsidiary
                                Condensed Consolidated Balance Sheets
                                             (unaudited)
                                       (amounts in thousands)


                                                                             September 30,  December 31,
                                                                                 2006           2005
                                                                               --------       --------

CURRENT ASSETS:
    Cash and cash equivalents                                                  $ 15,670       $ 14,026
    Trade receivables, net of allowance for doubtful accounts of $4               3,100          3,014
    Investments in securities                                                     1,730          2,515
    Prepaid expenses and other                                                      421            283
                                                                               --------       --------
             Total current assets                                                20,921         19,838
                                                                               --------       --------


PROPERTY AND EQUIPMENT, at cost                                                   1,866          1,663
    Less accumulated depreciation and amortization                               (1,028)        (1,013)
                                                                               --------       --------
             Net property and equipment                                             838            650
                                                                               --------       --------


GOODWILL, net of $1,556 in amortization                                           2,024          2,024
INTANGIBLE ASSETS, net of $54 and $44, respectively, in amortization                190            156
INVESTMENTS IN SECURITIES                                                         5,937          5,663
OTHER ASSETS                                                                        623            385
                                                                               --------       --------
TOTAL ASSETS                                                                   $ 30,533       $ 28,716
                                                                               ========       ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
                                ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                                           $  2,547       $  1,706
    Accrued payroll and related liabilities                                         485            516
    Accrued expenses                                                                 52            138
    Deferred revenue                                                                749            460
                                                                               --------       --------
             Total current liabilities                                            3,833          2,820
                                                                               --------       --------


LONG-TERM LIABILITIES:
    Deferred warranty and other                                                     116             40
                                                                               --------       --------
             Total liabilities                                                    3,949          2,860
                                                                               --------       --------


COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    Preferred stock; 50,000,000 shares authorized, none outstanding                --             --
    Common stock; no par value, 50,000,000 shares authorized,
         5,628,360 and 5,610,267 shares issued and outstanding, respectively     26,805         26,318
    Accumulated other comprehensive income                                          120             33
    Accumulated deficit                                                            (341)          (495)
                                                                               --------       --------
             Total stockholders' equity                                          26,584         25,856
                                                                               --------       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 30,533       $ 28,716
                                                                               ========       ========


See notes accompanying ADA-ES' consolidated financial statements in its Form 10-Q for September 30, 2006.

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